FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     OCT 22 1999

    NO. C2935-81
       ----------
    /s/ Dean Heller
    ---------------
DEAN HELLER, SECRETARY OF STATE


                    AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                          OF
                                    STRACHAN, INC.

     The undersigned, being the President and Secretary of Strachan, Inc., a Nevada corporation (hereinafter referred to as the "Corporation"), having been authorized to execute these Amended and Restated Articles of Incorporation, hereby certifies to the Secretary of State of the State of Nevada that:

     FIRST: The Corporation desires to amend and restate its Articles of Incorporation as currently in effect as hereinafter provided.

     SECOND: The provisions set forth in these Amended and Restated Articles of Incorporation supersede the original Articles of Incorporation and all amendments thereto. These Amended and Restated Articles of Incorporation correctly set forth the provisions of the Articles of Incorporation, as amended to the date hereof.

     THIRD: The Board of Directors duly adopted and declared the advisability of the Amended and Restated Articles of Incorporation.

     FOURTH: Shareholders of the Corporation holding 450,000 of the 460,000 outstanding shares (97.83%) of the Corporation's common stock approved and adopted the amendments contained in the Amended and Restated Articles of Incorporation by written consent dated October 4, 1999.

     FIFTH: The Articles of Incorporation of the Corporation, as amended and restated, are set forth on Exhibit A attached hereto.


                                    /s/ Gregory F. Martini
                                   -------------------------------------------
                                   Gregory F. Martini, President and Secretary

                             ACKNOWLEDGMENT

State of Ohio

County of  Hamilton
         ----------------

     On 10/6, 1999, personally appeared before me, a Notary Public, Gregory F. Martini, who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)            /s/ Linda M. Maybury
                                  ------------------------------------
                                  Notary Public
                                                    LINDA M. MAYBURY
                                                Notary Public, State of Ohio
                                             My Commission Expires Apr. 26, 2001

                                      Exhibit A


                                      ARTICLE I
                                        NAME

     The name of this Corporation is LightTouch Vein & Laser, Inc.


                                      ARTICLE II
                                 PURPOSES AND POWERS

     The Corporation is organized to engage in any and all lawful acts and/or activities for which corporations may be organized under the laws of the State of Nevada.


                                     ARTICLE III
                               AUTHORIZED CAPITAL STOCK

     The amount of total authorized capital stock which the Corporation shall have authority to issue is 100,000,000 shares of common stock, each with $0.001 par value, and 25,000,000 shares of preferred stock, each with $0.001 par value. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195), as the same now exists or may hereafter be amended or supplemented, the Board of Directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation.

     No cumulative voting, on any matter to which shareholders shall be entitled to vote, shall be allowed for any purpose.

     The authorized stock of this Corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall, from time to time, determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this Corporation.

                                      ARTICLE IV
                                      DIRECTORS

     The Governing Board shall be styled as Directors. The Directors are hereby granted the authority to do any act on behalf of the Corporation as may be allowed by law. Any action taken in good faith, shall be deemed appropriate and in each instance where the Nevada General Corporation Law provides that the Directors may act in certain instances where the Articles of Incorporation so authorize, such action by the Directors, shall be deemed to exist in these Articles and the authority granted by said Act shall be imputed hereto without the same specifically having been enumerated herein.

    The Board of Directors may consist of from one (1) to nine (9) directors, as determined, from time to time, by the then existing Board of Directors.

                                      ARTICLE V
                                 NON-ASSESSABLE STOCK

     The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of said Corporation, whether issued for money, services, property or otherwise. The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

                                      ARTICLE VI
                                  PERSONAL LIABILITY

     Pursuant to NRS 78.037, neither the Directors, the Officers, nor the Stockholders of the Corporation shall have any personal liability for damages or for breach of fiduciary duty except for acts or omissions which include misconduct or fraud.

                                     ARTICLE VII
                                     INCORPORATOR

     The names and addresses of the incorporators of this Corporation are:


               Name                                 Address
               ----                                 -------
     Mary Jo Hanes                            302 East Carson, Suite 1000
                                              Las Vegas, Nevada 89101

     Judith MacMillan                         302 East Carson, Suite 1000
                                              Las Vegas, Nevada 89101

     Joyce Leavitt                            302 East Carson, Suite 1000
                                              Las Vegas, Nevada 89101



                                     ARTICLE VIII
                                   COMMON DIRECTORS

     As provided by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents, or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

                                      ARTICLE IX
                         LIABILITY OF DIRECTORS AND OFFICERS

     No Director, Officer, or Agent, to include counsel, shall be personally liable to the Corporation or its stockholders for monetary damages for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent, or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300.

                                      ARTICLE X
               ELECTION REGARDING NRS 78.378-78.3793 AND 78.411-78.444

     This Corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including
78.444 in any way whatsoever affect the management, operation or be applied in this Corporation.

                                      ARTICLE XI
                                   INDEMNIFICATION

     The Corporation shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the Corporation, he is or was serving at the request of the Corporation as a director, officer, employee, or agent of, or in any similar managerial or fiduciary position of, another corporation, partnership, joint venture, trust or other enterprise. The Corporation shall also indemnify any person who is serving or has served the Corporation as a director, officer, employee, or agent of the Corporation to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.


                                   /s/ Gregory F. Martini
                                   -------------------------------------------
                                   Gregory F. Martini, President and Secretary

                                    ACKNOWLEDGMENT

State of Ohio       )
                    )ss.
County of Hamilton  )

     On 10/6, 1999, personally appeared before me, a Notary Public, Gregory F. Martini who acknowledged that he executed the above instrument.


(Notary Stamp or Seal)            /s/ Linda M. Maybury
                                  ------------------------------------
                                  Notary Public
                                                    LINDA M. MAYBURY
                                                Notary Public, State of Ohio
                                             My Commission Expires Apr. 26, 2001

FILED IN THE OFFICE OF THE
SECRETARY OF STATE OF THE
    STATE OF NEVADA

     OCT 22 1999

    NO. C2935-81
       ----------
    /s/ Dean Heller
    ---------------
DEAN HELLER, SECRETARY OF STATE


     THIS FORM SHOULD ACCOMPANY RESTATED ARTICLES (PURSUANT TO NRS 78.403(b))
                      OF INCORPORATION FOR A NEVADA CORPORATION

1.   Name of corporation:  Strachan, Inc.
                         -----------------

2.   Date of adoption of Amended and Restated Articles: October 4, 1999
                                                       -----------------

3.   If the articles were amended, please indicate what changes have been made:
     (a)       Was there a name change? Yes /x/ No / /  If yes, what is the new name?
               LightTouch Vein & Laser, Inc.
               -----------------------------

     (b) Did you change the resident agent? Yes / / No /x/ If yes, please indicate the new resident agent and address.

               --------------------------------------------------------------

     (c) Did you change the purposes? Yes / / No /x/ Did you add Banking? / / Gaming? / / Insurance? / / None of these? /x/

     (d) Did you change the capital stock? Yes /x/ No / / If yes, what is the new capital stock?
               Added 25,000,000 shares of Preferred Stock, $.001 par value per share
               --------------------------------------------------------------

     (e) Did you change the directors? Yes / / No /x/ If yes, indicate the change:

               --------------------------------------------------------------

     (f)       Did you add the directors liability provision? Yes / / No /x/

     (g) Did you change the period of existence? Yes / / No /x/ If yes, what is the new existence?
                                         ------------------------------------

     (h) If none of the above apply, and you have amended or modified the articles, how did you change your articles?
               (1) Article II Principal Office was eliminated; (2) the super-majority voting requirement contained in Article XI Election Regarding NRS 78.378-78.3793 and 78.411-78.444 was
               eliminated; and (3) Article XI Indemnification was added.
               --------------------------------------------------------------

/s/ Gregory F. Martini                                    10/6/99
-----------------------------------------                 -------------------
Gregory F. Martini, President                             Date

State of Ohio         )
                      )ss.
County of Hamilton    )

     On 10/6, 1999, personally appeared before me, a Notary Public, Greg F. Martini, who acknowledged that he executed the above instrument.

(Notary Stamp or Seal)            /s/ Linda M. Maybury
                                  ------------------------------------
                                  Notary Public
                                                    LINDA M. MAYBURY
                                                Notary Public, State of Ohio
                                             My Commission Expires Apr. 26, 2001